Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Quality Income Municipal Fund, Inc.
33-40124, 811-06303

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007;
at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment
management
agreement

 Common and
MuniPreferred
shares voting
together as a class

  MuniPreferred
shares voting together
 as a class

   For

           27,796,332
          -
   Against

             1,303,489
    -
   Abstain

             1,034,593
      -
   Broker Non-Votes

             8,545,494
      -
      Total

           38,679,908
    -
To ratify the selection
 of Ernst & Young
LLP as the
independent
registered public
accounting firm for
the current fiscal year

   For

           37,590,468
      -
   Against

                516,701

   -
   Abstain

                572,739
   -
      Total

           38,679,908

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012840.